UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2019, LiveXLive Media, Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of September 1, 2017 (as amended, the “Employment Agreement”), with Jerome N. Gold, the Company’s Chief Strategy Officer and Executive Vice President. Pursuant to the Amendment, (i) the term of the Employment Agreement was extended by an additional two years, (ii) Mr. Gold’s annual salary increased to $300,000 effective as of September 1, 2019, and (ii) Mr. Gold was granted 350,000 restricted stock units (the “Gold RSUs”). The Gold RSUs were granted pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”). 66.6% of the Gold RSUs shall vest on September 1, 2021 (the “Initial Vesting Date”) and the remaining 33.4% of the Gold RSUs shall vest on September 1, 2022 (the “Second Vesting Date” and together with the Initial Vesting Date, the “Vesting Date”), subject to Mr. Gold’s continued employment with the Company through the applicable Vesting Date. In the event of a “Change of Control” (as defined in the Amendment) any unvested portion of the Gold RSUs shall vest immediately prior to such event, subject to Mr. Gold’s continued employment with the Company immediately through the date of a Change of Control. Each vested Gold RSU shall be settled by delivery to Mr. Gold of one share of the Company’s common stock on the first to occur of: (i) the date of a Change of Control, (ii) the date that is ten business days after the appliable Vesting Date; (iii) the date of Mr. Gold’s death, and (iv) the date of Mr. Gold’s Disability (as defined in his Employment Agreement). The Gold RSUs grant will be evidenced by the Company’s standard award agreement that shall specify such other terms and conditions as the Company’s board of directors (the “Board”), in its sole discretion, will determine in accordance with the terms and conditions of the 2016 Plan, including all terms, conditions and restrictions related to the grant.

If the vesting of Mr. Gold’s Equity Compensation (as defined in the Amendment), including the Gold RSUs, accelerates pursuant to the terms of the Employment Agreement in the event of his death or Disability or termination by the Company without Cause or by Mr. Gold for Good Reason (each as defined in the Employment Agreement), Mr. Gold shall be subject to a lock-up period of 12 months from the applicable accelerated vesting date (the “Lock-Up Period”). During the Lock-up Period, Mr. Gold agreed not to dispose or transfer any shares of the Company’s common stock received under the Employment Agreement (including as a result of settlement or exercise of any vested equity awards, including the Gold RSUs), subject to certain standard exceptions. Subsequent to the expiration of the Lock-Up Period, for a period of one year, Mr. Gold shall not have the right to sell on each trading day more than 10,000 shares of the Company’s common stock, as adjusted for any stock dividend, stock split or other reclassification affecting the Company’s equity securities occurring after December 10, 2019 (the “Daily Trading Limit”); provided, that the Daily Trading Limit shall not apply to the Company’s equity securities obtained by Mr. Gold in open market transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Gold RSUs were, and shares of the Company’s common stock underlying the Gold RSUs, if any, will be, issued in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Amendment No. 5 to Amended and Restated Employment Agreement, dated as of December 20, 2019, between the Company and Jerome N. Gold.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: December 26, 2019	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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